CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholder and Board of Directors of
The Arbitrage Fund:

We consent to the use of our report included herein and to the reference to our Firm in the Statement of Additional Information under the heading "Independent Accountants."

/s/ KPMG LLP
KPMG LLP

Chicago, Illinois
July 19, 2000